                                                                   Exhibit 10.17

                              SPONSORSHIP AGREEMENT

         THIS SPONSORSHIP AGREEMENT (the "Agreement") is made and entered into this the 24th day of February, 1998, by and between Southern Racing Promotions, Inc., ("SRP") a Tennessee corporation, and Logan's Roadhouse, Inc., a Tennessee corporation ("Logan's"), with its principal place of business in Nashville, Tennessee.

         WHEREAS, SRP is engaged in the business of operating an automobile racing team;

         WHEREAS, SRP is securing sponsorship funds to offset the direct costs of campaigning a NASCAR Late Model Stock Car ("LMSC") Racing Team (the "Team") in the 1998 racing season at Nashville Motor Speedway ("NMS");

         WHEREAS, Logan's desires to become the primary sponsor of the Team to promote its restaurant concept in Middle Tennessee and the southeastern United States; and

         WHEREAS, the parties desire to set forth in this agreement their respective rights and obligations;

         NOW, THEREFORE, in consideration of the promises and Agreements set forth herein, the parties hereto agree as follows:

         1. PRIMARY SPONSOR. For the 1998 racing season, Logan's shall be the primary sponsor of the Team, which fields a LMSC racing vehicle (the "Race Car") driven by Brad Baker. During the term of this Agreement, SRP will not represent any other product or company or accept as a primary, secondary, associate or contingent decal sponsor any other product reasonably deemed by Logan's to be competitive with Logan's.

         2. TERM. The term of this Agreement shall commence on the date hereof and, unless terminated as provided herein, shall continue through November 30, 1998.

         3. SERVICES TO BE PROVIDED BY SRP. SRP shall perform the following services for Logan's in connection with race programs:

            (A) THE DRIVER. Except as specifically provided in this Agreement, Brad Baker ("Baker") will be the only driver for the Team for the term of this Agreement. If Baker is unavailable to perform as driver as a result of injury, illness or any other disability, or cause beyond his control, SRP shall provide an alternate driver subject to the approval of Logan's ("Alternate Driver"), which approval shall not be unreasonably withheld. Baker and any Alternate Driver appointed by SRP and approved by Logan's pursuant to this Agreement are herein collectively referred to as the "Driver." The Driver shall not drive for any other sponsor which competes with Logan's. The Driver shall not drive any other race vehicle for any other sponsor than Logan's without prior written notice from SRP to Logan's.

                  (B) ADVERTISING, ENDORSEMENTS, ETC. Unless otherwise provided in this Agreement, Logan's shall have the right at no additional expense to use the name, likeness and voice of Baker for endorsements, advertising and promotions in all forms of media.

                  (C) PUBLIC IMAGE. SRP shall be primarily responsible for developing and maintaining a positive public image for the Driver and the Team. To facilitate this aim and in recognition of Logan's sensitivity to any adverse publicity with respect to the Driver and the Racing Team, SRP shall be responsible for the public image of the Driver and the Racing Team at all times, including but not limited to any statement by the Driver or the Team in connection with press conferences, media contact and any contact of the Driver or Team with the general public, whether at a race or otherwise.

                  (D) CAR DESIGN. Consistent with NASCAR rules and regulations and the terms of Articles 4 and 5 of this Agreement, SRP will develop a graphic design for the Race Car (the "Graphic Design"). SRP will purchase decals for the Race Car based upon the Graphic Design and shall be responsible for painting the Race Car in conformity with the Graphic Design.

                  (E) UNIFORMS. SRP will provide race day uniforms for up to a maximum of 12 personnel and a driver suit for the Driver. Consistent with the NASCAR rules and regulations, and excluding any patches required by NASCAR, Logan's shall have the exclusive right to promote its Logan's logo on uniforms and Driver's suit on the areas depicted on Exhibit A to this Agreement. Logan's also shall have the exclusive right to promote its Logan's trademark on the side of the helmet, as shown on Exhibit B to this Agreement. Uniforms and Driver's suit may display one patch each for up to two secondary or associate sponsors, provided such secondary or associate sponsors have been approved in advance by Logan's, such patches to be located as mutually agreed upon by Logan's and SRP. The Driver shall not appear in a race uniform or driving suit other than the Logan's uniform/suit in connection with or portraying involvement in NASCAR LMSC racing, whether or not used in product advertising or promotion.

                  (F) CREDENTIALS. At the request of Logan's and consistent with NASCAR and race track rules, regulations and procedures, SRP will use best efforts to secure credentials for the pre-race admissions of a maximum of four designees of Logan's to pit row and/or the garage area of each regularly scheduled or special LMSC event in which the Race Car competes.

                  (G) SHOW CAR. SRP will build and provide to Logan's a 1997 Ford Thunderbird automobile ("Show Car") that will have an appearance identical to that of the race car, to include full roll cage, race interior, paint, graphics and under-hood race look. Logan's will provide equipment and driver to transport the Show Car to destinations and according to schedules as determined by Logan's. At the expiration of this contract, Logan's will return the Show Car to SRP in substantially the same condition as when received by Logan's, normal wear and tear excepted.

            (H) TRANSPORTER. SRP is attempting to purchase or lease a 53 foot semi-trailer to be pulled by a Peterbilt class eight tractor which will function as the Race Car transporter (the "Transporter"). In the event SRP is successful in procuring the Transporter, it will be lettered and pictured with Logan's racing graphics by SRP up to a maximum cost allowance of Two Thousand Five Hundred and No/100's ($2,500.00), with Logan's retaining the right to apply more extensive graphics at its own expense if Logan's so chooses. Any associate sponsor graphics appearing on the Transporter will be displayed in a subservient manner to clearly reflect Logan's as the primary sponsor of the Team.

            (I) AUTHORITY OF SRP. SRP hereby warrants that it has the authority to grant all rights to Baker under this Article 3.

         4. ASSOCIATE AND SECONDARY SPONSORSHIPS. SRP shall have the right to obtain secondary and associate sponsors for the Race Car and Team, subject to the approval of Logan's, which approval shall not be unreasonably withheld. SRP may not obtain any associate or secondary sponsors whose products or concepts compete with Logan's. Any associate and/or secondary sponsor may promote its role as a sponsor by signage, logos or trademarks on the Race Car, provided that such associate and/or secondary sponsors signage, logos or trademarks used on the Race Car, when viewed collectively, shall not cover any area greater than 25% of that of Logan's signage, logos or trademarks, nor conflict with the graphic design, or in other locations or on clothing as may be permitted by the terms of the Agreement. Logan's shall have the exclusive use of the hood, the rear quarter panel area above the tire and the bottom of the deck lid (rear facing panel, TV panel) of the Race Car, as shown on Exhibit C to this Agreement. All other areas permitted by NASCAR for sponsor signage, logos or trademarks and the "spoiler space" are reserved for NASCAR, SRP and the associate and secondary sponsors. All associate and secondary sponsors' graphic layouts for the Race Car are subject to Logan's approval, which shall not be unreasonably withheld. Furthermore, SRP shall not permit any associate or secondary sponsor to suggest in any manner that its sponsorship role is as great as that of Logan's.

         5. CONTINGENT SPONSORS. SRP intends to participate in NASCAR and NMS decal sponsor programs such as a series sponsor, and race related products such as tires and fuel. Logan's acknowledges that NASCAR or NMS require the placing of certain decals on the Race Car as a prerequisite for competing in a racing event. SRP acknowledges that such required decals shall be placed forward of the door panel, or as otherwise required by NASCAR rules and regulations, in a way not to detract from Logan's signage.

         6. COMPENSATION. In consideration of the services provided, SRP shall be entitled to a base fee of Eighty Thousand Dollars and No/100's (580,000.00) payable as follows:

            (i) $40,000.00 payable upon execution of this contract; and

            (ii) the balance of $40,000.00 payable in eight equal monthly installments of $5,000 each, due the first day of March, April, May, June, July, August, September and October, 1998.

         7. TRADEMARKS. It is expressly understood that SRP may use the Logan's trademarks, logos or other symbols only as directed or approved by Logan's and that Logan's may use the trademarks, logos, symbols, name, likeness, voice or signature of the Driver, the Team or any secondary or associate sponsor only as directed or approved by the Driver, or secondary sponsors, as appropriate. SRP may license and use the Logan's name and Trademark in promotions directly related to the Race Car or the Team, such as souvenir items, hats, shirts, etc. Upon termination of this Agreement, SRP and any associate or secondary sponsors shall immediately cease all use of all Logan's trademarks, trade names, service marks, logos, symbols or other designations, and Logan's shall immediately cease all use of trademarks, trade names, service marks, logos, symbols or other designation of SRP or any associate or secondary sponsors, as well as any and all use of name, likeness, voice or signature of the Driver.

         8. CONFIDENTIALITY. Both parties shall exercise due care to protect the confidentiality of any information exchanged between them as a result of this Agreement, including information exchanged during the negotiation of this Agreement, and shall not use such information to the disadvantage of the other party. However, nothing contained herein will prevent either party from fully utilizing information already known to such party or information which is or becomes generally available to the public through no fault of such party that has the right to disperse such information without breaching any obligation to one of the parties to this Agreement. The parties each specifically agree not to share confidential information received from the other party with any agent, including their respective advertising agencies, unless the party wishing to share such information with this agent receives written approval from the other party.

         9. POWER AND AUTHORITY. Logan's and SRP warrant they have full power and authority to enter into and perform this Agreement, and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and each has the ability to provide the services called for hereunder. Upon the execution and delivery of this agreement, it will be a valid and binding obligation of Logan's and SRP in accordance with its terms. Logan's and

SRP further warrant they have not made, nor will make, any Agreement or commitment which would prevent or interfere in any way with the full performance of the obligations hereunder or the full enjoyment of the other party hereunder.

         10. SPECIAL RIGHT OF TERMINATION. Either party shall have the right to terminate this Agreement, subject to the following terms and conditions:

             (a) Either party ("the Terminating Party") may terminate this Agreement upon prior written notice to the other party (the "Defaulting Party") upon the occurrence of any of the following conditions:

                 (i) In the event that such party materially breaches this Agreement or materially defaults in the performance of any obligation hereunder and fails to cure said breach within 30 days of written notice to the Defaulting Party by the Terminating Party;

                 (ii) Immediately in the event that the Defaulting Party (including, for SRP, the Driver) commits any crime involving moral turpitude or otherwise commits any act or is involved in any situation bringing itself, the Terminating Party or the products of the Terminating Party into public hatred or contempt, or engages in conduct that shocks or insults the community or brings the Terminating Party, or its products into public disrespect, scandal or ridicule; or

                 (iii) In the event the LMSC series at NMS is canceled.

             (b) In the event Logan's terminates this Agreement pursuant to this Article 10, Logan's shall be entitled to a pro rata refund of amounts prepaid for the current calendar year, with no further obligations under this Agreement.

         11. FORCE MAJEURE. Neither party hereto will be considered in default of this Agreement or be liable for damages therefor, for any failure of performance hereunder occasioned by an Act of God, force of nature, physical casualty, accident, war or warlike activity, insurrection or civil disorder or other cause beyond its reasonable control, provided the party so affected gives prompt notice to the other.

         12. RELEASE. Except as may be otherwise provided in this Agreement, including amounts due SRP from Logan's under Article 6 of this Agreement, neither SRP nor its employees or agents shall make any claims against Logan's with respect to any remuneration in the nature of salary or otherwise for any cost, damage, loss or expense incurred for any reason, including, but not limited to, damage, injury or death which may be suffered by SRP or its employees or agents, third parties, or any property of SRP or property of its agents or employees, or property of any third parties. SRP shall obtain from the Driver and from each of its employees who is a member of the Team a release in favor of Logan's from all liability with respect to any of the above.

         13. INSURANCE. SRP shall provide at its expense, and maintain throughout the term of this Agreement, comprehensive general liability insurance in the amount of Five Million Dollars and No/100's ($5,000,000.00) per occurrence with respect to any liability relating to the activities of SRP in the performance of this Agreement SRP shall supply Logan's with a copy of the Certificate of Insurance naming Logan's as an additional insured. Such policies shall provide for at least fifteen (15) days' written notice to Logan's of the cancellation or substantial modification thereof. Such insurance will be supplemental coverage in excess of the Five Million Dollars ($5,000,000.00) primary coverage provided to SRP and Logan's by the comprehensive liability policy of NMS.

         14. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given: (a) when personally delivered to the party entitled to receive the notice; (b) upon receipt of facsimile message confirmed by first class mail, postage prepaid; (c) upon receipt of package delivered by overnight courier; or (d) when sent by certified or registered mail, postage prepaid properly addressed.

         15. WAIVERS. A waiver of any provision of this Agreement shall be enforceable only if the waiver is in writing signed by the party against whom the waiver is sought to be enforced. A failure by a party at any time to exercise any rights hereunder shall not constitute a waiver of such rights at another time.

         16. NATURE OF RELATIONSHIP. The parties expressly acknowledge and agree that SRP is acting as an independent contractor and not as a employee of, or partner or joint venturer with, Logan's. Each party is responsible for all taxes relating to its operation, including payroll taxes for its employees.

         17. AMENDMENTS AND ASSIGNMENTS. This Agreement may not be modified or assigned except in writing signed by SRP and Logan's.

         18. GOVERNING LAW. This Agreement shall be constructed under and governed by the laws of the State of Tennessee.

         19. SEVERABILITY. In the event that any provision of this Agreement is for any reason found and declared to be invalid, illegal or unenforceable, then such provision shall be deemed amended only to the extent necessary to eliminate such invalidity, illegality or unenforceability. In any such event, the validity of the remaining portions or provisions of this Agreement shall not be affected.

         20. BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and permitted assigns.

         21. CAPTIONS. Sections, titles or captions contained in this Agreement are inserted as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision thereof.

         22. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one in the same instrument.

         23. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements between them with respect to the subject to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

                                         Logan's Roadhouse, Inc.

                                         By:     /s/ Edwin W. Moats, Jr.
                                                 -------------------------------

                                         Name:   Edwin W. Moats, Jr.
                                                 -------------------------------

                                         Title:  President and CEO
                                                 -------------------------------



                                         Southern Racing Promotions, Inc.

                                         By:     /s/ Gary T. Baker
                                                 -------------------------------

                                         Name:   Gary T. Baker
                                                 -------------------------------

                                         Title:  President
                                                 -------------------------------